[Tesco Logo]

Tesco Corporation Announces Plan to

Delist From the Toronto Stock Exchange Effective June 30, 2008

For Immediate Release

Trading Symbol:

"TESO" on NASDAQ

"TEO" on TSX

April 15, 2008

Houston, Texas--Tesco Corporation ("TESCO") announced today that it plans to delist from the Toronto Stock Exchange ("TSX") effective June 30th, 2008. The Company is making this announcement well in advance of the effective date of the delisting in order to allow investors who normally trade the Company's stock on the TSX to plan ahead. The Company's stock will continue to be traded on the NASDAQ.

Julio Quintana, the Company's Chief Executive Officer, said, "As TESCO has grown from a small Canadian company to a global oilfield service provider, our investors have predominantly chosen to trade on NASDAQ. We believe the trading volume on the TSX will move to NASDAQ, and thus, our shareholders will benefit from the liquidity of a single, larger market for TESCO's shares."

Tesco Corporation is a global leader in the design, manufacture and service of technology based solutions for the upstream energy industry, including Top Drives, the Casing Drive System™ and other rig floor solutions. The Company's strategy is to change the way people drill wells by delivering safer and more efficient solutions that add real value by reducing the costs of drilling for and producing oil and gas.

For further information please contact:

Anthony Tripodo (713) 359-7000

Tesco Corporation

FORWARD-LOOKING STATEMENTS

This presentation contains statements that may constitute "forward-looking statements" within the meaning of the US Private Securities Litigation Reform Act of 1995. These statements include, among others, statements regarding expectations of future revenues, activities, capital expenditures and earnings and technical results. These statements are based on current expectations that involve a number of risks and uncertainties, which could cause actual results to differ from those anticipated. These risks include, but are not limited to: the background risks of the drilling services industry (e.g. operational risks; potential delays or changes in plans with respect to customers' exploration or development projects or capital expenditures; the uncertainty of estimates and projections relating to levels of rental activities; uncertainty of estimates and projections of costs and expenses; risks in conducting foreign operations (e.g. political and fiscal instability) and exchange rate fluctuations); uncertainty and risks in technical results and performance of technology; and other uncertainties.